Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

SPAR Group, Inc.

White Plains, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of SPAR Group, Inc. and consolidated subsidiaries, of our report dated April 2, 2018, relating to the consolidated financial statements and schedule of SPAR Group, Inc. and subsidiaries appearing in its Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ BDO USA, LLP

Troy, Michigan

November 5, 2018